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                                                                Exhibit (10)(vi)



                           AMENDMENT TO THE DEFERRED
                       COMPENSATION PLANS TRUST AGREEMENT



     Pursuant to Section 12(a) of the Deferred Compensation Plans Trust Agreement dated May 11, 1998 ("Trust") established by Northern Trust Corporation ("Company"), Company and U. S. Trust Company, National Association, as successor trustee ("Trustee"), hereby amend the Trust as follows:

     1.   By substituting the following for the first whereas clause preceding
Section 1:

          "WHEREAS, Company has adopted the non-qualified deferred compensation plans as listed in Appendix A (hereinafter individually and collectively referred to as "Plan") for the benefit of employees of the Company and of its subsidiaries ("Subsidiary" or "Subsidiaries");"

     2.   By substituting the following for the second whereas clause preceding
Section 1:

          "WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute Trust assets that shall be held therein, subject to the claims of the creditors of Company or a Subsidiary, and in the event of that entity's insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;"

     3.   By substituting the following for Section 1(d):

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors of Company and its Subsidiaries as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of the general creditors of Company and its Subsidiaries under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     4. By inserting "or a Subsidiary" between "Company" and "Is" in the heading of Section 3 and by substituting the following for paragraphs (a) and
(b) of Section 3:

     (a)  In the event that Company or a Subsidiary is Insolvent, Trustee shall cease payment of benefits to Plan participants who are the employees of Company or such Subsidiary, as the case may be, and their beneficiaries. Company or such Subsidiary shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company or such Subsidiary is unable to pay its debts as they become due, or (ii) Company or such Subsidiary is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
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     (b)    At all times during the continuance of the Trust, as provided in
     Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company and its Subsidiaries under federal and state law as set forth below.

          (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's or a Subsidiary's insolvency. If a person claiming to be a creditor of Company or a Subsidiary alleges in writing to Trustee that Company or such Subsidiary has become Insolvent, Trustee shall determine whether Company or such Subsidiary is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants, who are employees of the entity alleged to be Insolvent, or their beneficiaries.

          (2) Unless Trustee has actual knowledge of Company's or a Subsidiary's insolvency, or has received notice from Company, such Subsidiary or a person claiming to be a creditor of either, alleging that Company or such Subsidiary is Insolvent, Trustee shall have no duty to inquire whether Company or such Subsidiary is Insolvent. Trustee may in all events rely on such evidence concerning Company's or such Subsidiary's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's or such Subsidiary's insolvency.

          (3) If at any time Trustee has determined that Company or a Subsidiary is Insolvent, Trustee shall discontinue payments to Plan participants who are employees of the Insolvent entity, or their beneficiaries, and shall hold the assets allocable to the employees of the Insolvent entity in a separate sub-account of the Trust for the benefit of the general creditors of the Insolvent entity. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their right as general creditors of Company with respect to benefits due under the Plans or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company or a Subsidiary is not Insolvent (or is no longer Insolvent).

     5. By substituting "60" for "30" in each of the places it occurs in the second sentence of Section 7.
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6.   By adding the following two sentences to Section 7:

     "The Trustee shall maintain a separate account with respect to each Plan reflecting the contributions applicable to such Plan, earnings thereon, distributions to participants in such Plan and their beneficiaries, and payment of administrative expenses applicable to such Plan. The assets applicable to each Plan shall be used solely to provide benefits to the participants in such Plan and their beneficiaries, and to pay administrative expenses applicable to such Plan."

     7.   By adding the following new paragraph (g) to Section 8:

     (g) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys' fees), to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company or a participant unless, and only to the extent, such loss or liability is due to the Trustee's negligence or willful misconduct.

     8.   By adding the following new paragraph (h) to Section 8:

     (h) At the direction of Company, Trustee shall have the authority to merge at any time all the Trust assets with the assets of any other trust held by the same Trustee for the benefit of the same beneficiaries or beneficiaries of other deferred compensation plans established by Company or its Subsidiaries and upon substantially the same terms and conditions as those set forth herein and, at the Company's direction, either to administer the merged assets as a single trust hereunder or transfer the Trust property to that other trust, to be administered under the instrument governing that other trust, and thereafter to terminate the Trust hereunder as a separate entity. Notwithstanding the preceding sentence, the assets attributable to the interest of a beneficiary under any such deferred compensation plan held under the trust with which this Trust is merged, as determined immediately after the merger, shall not, as a result of the merger, be less than the assets attributable to the interest of such beneficiary under the trust immediately prior to the effective date of the merger.

     9.   By adding the following sentence to Section 11:

          "No successor Trustee shall be personally liable for any act or omission of any predecessor."
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IN WITNESS WHEREOF, Company and Trustee have caused this amendment to be executed by their respective officers thereunto duly authorized on this 31st day of August, 1999.



                                        NORTHERN TRUST CORPORATION


                                        By: /s/ Perry R. Pero
                                           ------------------------------------

                                        Its:  Senior Executive Vice President
                                            -----------------------------------


                                        U. S. TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:  /s/Dennis Kunisaki
                                           ------------------------------------
                                        Its: Senior Vice President
                                            -----------------------------------